EXHIBIT 23.1
                                   ------------



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
            -----------------------------------------

As independent public accountants, we hereby consent to the incorporation of our reports dated February 3, 1997 included in this Form 10-K, into Central Vermont Public Service Corporation's previously filed Registration Statements on Form S-8, File No. 33-22741, Form S-8,
File No. 33-22742, Form S-8, File No. 33-58102, Form S-8, File No. 33-62100,
and Form S-3, File No. 33-39691.




                                  ARTHUR ANDERSEN LLP


Boston, Massachusetts
March 25, 1997